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Exhibit 3.1

[FORM OF RESTATED CERTIFICATE OF INCORPORATION
OF ILFC HOLDINGS, INC.]

RESTATED
CERTIFICATE OF INCORPORATION
OF
ILFC HOLDINGS, INC.

Pursuant to Sections 242 and 245 of the
Delaware General Corporation Law

        ILFC Holdings, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify as follows:

          1.     The name of the Corporation is ILFC Holdings, Inc. The original certificate of incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware on August 22, 2011.

          2.     This Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation (the "Board of Directors") and by the stockholder of the Corporation in accordance with Sections 141, 228, 242 and 245 of the DGCL.

          3.     This Restated Certificate of Incorporation restates and integrates and further amends the certificate of incorporation of the Corporation, as heretofore amended or supplemented.

        The text of the Corporation's certificate of incorporation, as amended, is restated in its entirety as follows:

ARTICLE I.

Name

        The name of the corporation is ILFC Holdings, Inc.

ARTICLE II.

Registered Office

        The address of the registered office of the Corporation in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the registered agent of the Corporation at that address is The Corporation Trust Company.

ARTICLE III.

Purpose

        The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the DGCL.

 ARTICLE IV.

Capital Stock

        (A)    Authorized Capital Stock.

        The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 1,100,000,000, consisting of:

  (1)
  1,000,000,000 shares of common stock, par value $0.01 per share (the "Common Stock"); and

  (2)
  100,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock").

        The Preferred Stock and the Common Stock are hereinafter sometimes collectively referred to as "Capital Stock."

        (B)    Common Stock.

        The voting powers, designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions of the Common Stock, in addition to those set forth elsewhere herein, are as follows:

  (1)
  Voting Rights.    Each holder of record of shares of Common Stock shall be entitled to vote at all meetings of the stockholders and shall have one vote for each share held by such holder of record. No holder of shares of Common Stock shall have cumulative voting rights.

  (2)
  Dividends.    Subject to the prior rights of the holders of all classes or series of Preferred Stock at the time outstanding having prior rights as to dividends, the holders of shares of Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of the assets of the Corporation legally available therefor, their ratable and proportionate share of such dividends as may be declared from time to time by the Board of Directors.

  (3)
  Liquidation.    Subject to the prior rights of creditors of the Corporation, including without limitation the payment of expenses relating to any liquidation, dissolution or winding up of the Corporation, and the holders of all classes or series of Preferred Stock at the time outstanding having prior rights as to distributions upon liquidation, dissolution or winding up of the Corporation, in the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of shares of Common Stock shall be entitled to receive their ratable and proportionate share of the remaining assets of the Corporation.

  (4)
  No Preemptive, Subscription, Redemption or Conversion Rights.    No holder of shares of Common Stock shall be entitled to preemptive, subscription, redemption or conversion rights by virtue of this Restated Certificate of Incorporation.

        (C)    Preferred Stock.

        The Board of Directors is hereby expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series the designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations, privileges or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series, including, without limitation, the authority to provide:

  (a)
  The distinctive serial designation of such series which shall distinguish it from other series;

  (b)
  The number of shares included in such series, which number may be increased or decreased from time to time unless otherwise provided in the resolutions creating the series;

  (c)
  The dividend rate or rates (or method of determining such rate or rates) for shares of such series and the date or dates (or the method of determining such date or dates) upon which such dividends shall be payable;

  (d)
  Whether dividends on the shares of such series shall be cumulative, and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

  (e)
  The amount or amounts which shall be paid out of the assets of the Corporation to the holders of the shares of such series upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

  (f)
  The price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed or exchanged, in whole or in part;

  (g)
  The obligation, if any, of the Corporation to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed, in whole or in part, pursuant to such obligation;

  (h)
  The period or periods within which and the terms and conditions, if any, including the price or prices or the rate or rates of conversion and the terms and conditions of any adjustments thereof, upon which the shares of such series shall be convertible at the option of the holder into shares of any other class of stock or into shares of any other series of Preferred Stock, except into shares of a class having rights or preferences as to dividends or distribution of assets upon liquidation which are prior or superior in rank to those of the shares being converted;

  (i)
  The voting rights, if any, of the shares of such series in addition to those required by law, including the number of votes per share and any requirement for the approval by the holders of Preferred Stock, or of the shares of one or more series, or of both, as a condition to specified corporate action or amendments to the Restated Certificate of Incorporation;

  (j)
  The relative preference or priority as to the right to receive dividends and the right to receive payments out of the assets of the Corporation upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

  (k)
  Any other relative rights, preferences or limitations of the shares of the series not inconsistent herewith or with applicable law.

ARTICLE V.

Restrictions on Ownership

        (A)    Limitations of Ownership by Non-Citizens.

        At no time shall more than 25% of the voting interest of the Corporation be owned or controlled by any individual, partnership, joint venture, limited liability company, firm, corporation, trust or other entity, including governmental authorities, (each a "Person") who are not "citizens of the United States" (as such term is defined in Title 49, United States Code, Section 40102 and administrative interpretations thereof issued by the Federal Aviation Administration of the Department of Transportation (the "FAA") or its successor, or as the same may be from time to time amended) ("Non-Citizens"); provided, however, that such percentage shall be deemed to be automatically increased or decreased from time to time to that percentage of ownership or control which is then permissible by Non-Citizens under Subtitle VII of Title 49 of the United States Code, as amended, or as the same may be from time to time amended (the "Act") or under any successor or other law of the

U.S., which provides for the regulation of, or is otherwise applicable to, the Corporation or its Subsidiaries in their business activities (the "Cap Amount"). In the event that Non-Citizens shall own or have voting control over any shares of the Capital Stock, the voting rights of such persons shall be subject to automatic suspension to the extent required to ensure that the Corporation is in compliance with applicable provisions of law and regulations relating to ownership of U.S. registered aircraft. In the event that the Corporation shall determine that Capital Stock with voting interests registered on the Foreign Stock Record (as defined below) exceeds the Cap Amount, sufficient shares with voting interest shall be removed from the Foreign Stock Record so that the number of shares with voting interest entered therein does not exceed the Cap Amount. Stock shall be removed from the Foreign Stock Record in reverse chronological order based upon the date of registration therein.

        The Corporation or its transfer agent shall maintain a separate stock record (the "Foreign Stock Record") in which shall be registered any Capital Stock with voting interests known to the Corporation to be owned and/or controlled by Non-Citizens. No shares of the Capital Stock with voting interests may be voted by or at the direction of Non-Citizens unless such shares are registered on the Foreign Stock Record. A transfer of such shares to a Non-Citizen shall not be valid, except between the parties to the transfer, until the transfer shall have been recorded on the Foreign Stock Record. In no event shall shares with voting interest in excess of the Cap Amount be entered on the Foreign Stock Record.

        The bylaws of the Corporation shall contain provisions to implement this Article V, including, without limitation, provisions restricting or prohibiting transfer of shares of Capital Stock with voting interests to Non-Citizens and provisions restricting or removing voting rights as to shares of Capital Stock with voting interests owned or controlled by Non-Citizens. Any determination as to ownership, control or citizenship made by the Board of Directors shall be conclusive and binding as between the Corporation and any stockholder for purposes of this Article V.

        (B)    Legend.

        Each certificate or other representative document for the Capital Stock (including each such certificate or representative document for Capital Stock issued upon any permitted transfer of Capital Stock) shall contain a legend in substantially the following form:

        THE SECURITIES OF ILFC HOLDINGS, INC. REPRESENTED BY THIS CERTIFICATE OR DOCUMENT ARE SUBJECT TO VOTING RESTRICTIONS WITH RESPECT TO CERTAIN SECURITIES HELD BY PERSONS OR ENTITIES THAT FAIL TO QUALIFY AS "CITIZENS OF THE UNITED STATES" AS THE TERM IS DEFINED IN SECTION 40102(a)(15) OF SUBTITLE VII OF TITLE 49 OF THE UNITED STATES CODE, AS AMENDED, IN ANY SIMILAR LEGISLATION OF THE UNITED STATES ENACTED IN SUBSTITUTION OR REPLACEMENT THEREFOR, AND AS INTERPRETED BY THE FEDERAL AVIATION ADMINISTRATION OF THE DEPARTMENT OF TRANSPORTATION, ITS PREDECESSORS AND SUCCESSORS, FROM TIME TO TIME. SUCH VOTING RESTRICTIONS ARE CONTAINED IN THE RESTATED CERTIFICATE OF INCORPORATION OF ILFC HOLDINGS, INC., AS THE SAME MAY BE AMENDED OR RESTATED FROM TIME TO TIME. A COMPLETE AND CORRECT COPY OF SUCH RESTATED CERTIFICATE OF INCORPORATION SHALL BE FURNISHED FREE OF CHARGE TO THE HOLDER OF THE SECURITIES REPRESENTED HEREBY UPON WRITTEN REQUEST TO THE SECRETARY OF ILFC HOLDINGS, INC.

        (C)    Certain Definitions.

        For purposes of this Restated Certificate of Incorporation, "AIG" shall mean American International Group, Inc., a Delaware corporation, any successor in interest thereto, and all Subsidiaries of American International Group, Inc., but shall not include the Corporation or any Subsidiary of the Corporation.

        For purposes of this Restated Certificate of Incorporation, "beneficial ownership" or "beneficially owns" shall have the meaning ascribed to such term in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, provided, however, that beneficial ownership shall include all securities that a Person has the right to acquire, whether such right is exercisable immediately or is exercisable only upon the occurrence of a subsequent condition; provided further, that notwithstanding the foregoing, AIG shall be deemed only to beneficially own Capital Stock held for its or its Subsidiaries' account and for the sake of clarity shall not include beneficial ownership of Capital Stock that arises by virtue of same entity that is an affiliate of AIG being a sponsor or advisor of a mutual or similar fund that beneficially owns Capital Stock.

        For purposes of this Restated Certificate of Incorporation, "Subsidiary" shall mean, with respect to any Person, any corporation, limited liability company, joint venture, partnership, trust, association or other entity (i) in which such Person beneficially owns, either directly or indirectly, fifty percent (50%) or more of the outstanding voting stock, voting power, partnership interests or similar ownership interest, or (ii) of which such Person otherwise directly or indirectly controls or directs the policies or operations.

        (D)    Limitation on Restriction.

        Notwithstanding any provision to the contrary in this Restated Certificate of Incorporation, Sections A and B of this Article V will apply to the Corporation and its stockholders at any time when (i) the Corporation or any Subsidiary of the Corporation is the registered owner of an aircraft registered with the FAA and (ii) the Act, or any successor or other law of the U.S. that provides for the regulation of, or is otherwise applicable to, the Corporation or its Subsidiaries in their business activities, restricts the percentage of voting interest of the Corporation that may be owned or controlled by Persons who are Non-Citizens as interpreted by the FAA.

ARTICLE VI.

Board of Directors

        The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

        (A)    Size.

        The number of directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided in, the Corporation's bylaws.

        (B)    Board Designation Rights.

        For so long as AIG beneficially owns twenty percent (20%) or more of the outstanding shares of Common Stock, American International Group, Inc. and any successor in interest thereto shall have the right to designate two (2) members (the "AIG Designee") of the Board of Directors for nomination for election at the annual meeting of the stockholders of the Corporation. The Corporation shall exercise all authority under applicable law and shall use its reasonable best efforts to cause the AIG Designees to be elected to the Board of Directors. Commencing with the first annual meeting of stockholders of the Corporation to be held upon the effectiveness of this Restated Certificate of Incorporation and prior to each annual meeting of stockholders of the Corporation thereafter, for so long as AIG beneficially owns twenty percent (20%) or more of the outstanding shares of Common Stock, American International Group, Inc. and any successor in interest thereto shall be entitled to present to the Board of Directors, or any nominating committee thereof, the AIG Designees for election to the Board of Directors at each annual meeting of stockholders of the Corporation. With respect to any vacancy of a director designated pursuant to this Section B of Article VI, American

International Group, Inc. and any successor in interest thereto shall have the right to designate a new director for election and such election shall be in accordance with Section E of this Article VI.

        (C)    Term of Office.

        The directors shall be elected at each annual meeting of the stockholders for the election of directors. Each director shall hold office until the next such annual meeting of the stockholders and until such director's successor is duly elected and qualified, or until such director's earlier death, resignation, retirement, disqualification or removal.

        (D)    Removal of Directors.

        Any director or the entire Board of Directors may be removed with or without cause by the affirmative vote of the holders of the majority of all outstanding shares of Common Stock.

        (E)    Vacancies.

        Except as otherwise required by law or Section B of this Article VI, any vacancy on the Board of Directors, by reason of death, resignation, retirement, disqualification or removal or otherwise, and any newly created directorship that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. If, during the interval between annual meetings of stockholders for the election of directors, any director is elected to fill any vacancy or newly created directorship, that director shall hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal.

        (F)    Powers and Authority.

        In addition to the powers and authority expressly conferred upon them herein or by statute, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Restated Certificate of Incorporation, and the Corporation's bylaws.

ARTICLE VII.

Director Liability

        No director shall be personally liable to the Corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. If the DGCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or modification of this Article VII, because of amendments or modifications of the DGCL or otherwise, shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to the effective date of such repeal or modification.

ARTICLE VIII.

Indemnification

        The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article VIII shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition upon receipt by the Corporation of an undertaking by or on behalf of the director or officer receiving advancement to repay the amount advanced if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation under this Article VIII.

        The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VIII to directors and officers of the Corporation.

        The rights to indemnification and to the advance of expenses conferred in this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under this Restated Certificate of Incorporation, the Bylaws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

        Any repeal or modification of this Article VIII shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

ARTICLE IX.

Stockholder Action

        Any action required or permitted to be taken by the stockholders of the Corporation may be effected at a duly called annual or special meeting of stockholders of the Corporation. Until AIG ceases to beneficially own a majority of the shares of Common Stock outstanding, any action that can be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding Common Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Common Stock entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to (a) its registered office in the State of Delaware by hand or by certified mail or registered mail, return receipt requested, (b) its principal place of business, to the attention of the Secretary of the Corporation, return receipt requested, or (c) an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this Article IX to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to (a) its registered office in the State of Delaware by hand or by certified or registered mail, return receipt requested, (b) its principal place of business, to the attention of the Secretary of the Corporation, return receipt requested, or (c) an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the Corporation as provided in this Article IX.

        From and after such time as AIG ceases to beneficially own a majority of the outstanding Common Stock, the ability of the stockholders to consent in writing to the taking of any action is hereby specifically denied.

 ARTICLE X.

Corporate Opportunities.

        In recognition and anticipation that the Corporation and AIG may engage in the same, similar or related business activities or lines of business and may have an interest in the same areas of corporate opportunities, and in recognition of the benefits to be derived by the Corporation through its continued contractual, corporate and business relations with AIG (including service of directors or officers of AIG as directors of the Corporation), the provisions of this Article X are set forth to regulate and define the conduct of certain affairs of the Corporation as they may involve AIG and its respective officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith.

(A)
AIG shall have the right to, and shall have no duty to refrain from, (i) engaging in the same, similar or related business activities or lines of business as the Corporation; (ii) doing business with any client, customer or vendor of the Corporation; and (iii) employing or otherwise engaging any officer or employee of the Corporation, and the Corporation shall not be deemed to have an interest or expectancy in any such activities merely because the Corporation engages in the same, similar or related activities. Neither AIG nor any officer or director thereof (subject to the provisions of Section B of this Article X) shall be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of any such activities of AIG or of such person's participation therein. If AIG acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both AIG and the Corporation, AIG shall have no duty to communicate or present such corporate opportunity to the Corporation, and the Corporation, to the fullest extent permitted by law, renounces any interest or expectancy in such corporate opportunity and waives any claim that such corporate opportunity should have been presented to the Corporation. AIG shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder of the Corporation by reason of the fact that AIG pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another Person or does not present such corporate opportunity to the Corporation.

(B)
If a director or officer of the Corporation who is also a director or officer of AIG acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the Corporation and AIG, such director or officer of the Corporation (i) shall have fully satisfied and fulfilled any fiduciary duty to the Corporation or its stockholders with respect to such corporate opportunity; (ii) shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of the fact that AIG pursues or acquires such corporate opportunity for itself or directs such corporate opportunity to another Person or does not present such corporate opportunity to the Corporation; (iii) shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in and not opposed to the best interests of the Corporation; and (iv) shall be deemed not to have breached any duty of loyalty to the Corporation or its stockholders or to have derived an improper personal benefit therefrom, if such director or officer acts in good faith in a manner consistent with the following policy:

(1)
where a corporate opportunity is offered to a person who is a director or officer of the Corporation and who is also a director or officer of AIG, the Corporation shall be entitled to pursue such opportunity only if such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the Corporation; and

(2)
if an officer or director of the Corporation, who also serves as an officer or director of AIG, acquires knowledge of a potential transaction or matter with respect to a corporate opportunity which the Corporation is not entitled to pursue pursuant to the foregoing, such officer or director shall have no duty to communicate or present such corporate opportunity to the Corporation and shall to the fullest extent permitted by law not be liable to the

    Corporation or its stockholders for breach of fiduciary duty as an officer or director of the Corporation by reason of the fact that AIG pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another Person or does not present such corporate opportunity to the Corporation, and the Corporation to the fullest extent permitted by law renounces any interest or expectancy in such business opportunity and waives any claim that such business opportunity constituted a corporate opportunity that should be presented to the Corporation.

(C)
If any contract, agreement, arrangement or transaction between the Corporation and AIG involves a corporate opportunity and is approved in accordance with the procedures set forth in Article XI of this Restated Certificate of Incorporation, AIG and its directors and officers for the purposes of this Article X and the other provisions of this Restated Certificate of Incorporation (i) shall have fully satisfied and fulfilled any fiduciary duties to the Corporation or its stockholders with respect thereto; (ii) shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of the entering into, performance or consummation of any such contract, agreement, arrangement or transaction; (iii) shall be deemed to have acted in good faith and in a manner such persons reasonably believed to be in and not opposed to the best interests of the Corporation; and (iv) shall be deemed not to have breached any duties of loyalty to the Corporation or its stockholders and not to have derived an improper personal benefit therefrom. Any such contract, agreement, arrangement or transaction involving a corporate opportunity not so approved shall not by reason thereof result in any such breach of any fiduciary duty or duty of loyalty or failure to act in good faith or in the best interests of the Corporation or derivation of any improper personal benefit, but shall be governed by the other provisions of this Article X, this Restated Certificate of Incorporation, the bylaws of the Corporation, the DGCL and other applicable law.

(D)
For the purposes of this Article X only, (i) "corporate opportunities" of the Corporation shall include only business opportunities that the Corporation is financially able to undertake, that are, from their nature, in the line of the Corporation's business, are of practical advantage to the Corporation and are ones in which the Corporation has an interest or a reasonable expectancy, and in which, by embracing the opportunities, the self-interest of AIG or its officers or directors will be brought into conflict with that of the Corporation; and (ii) "Corporation" means the Corporation and all Subsidiaries of the Corporation.

(E)
Any Person purchasing or otherwise acquiring any interest in shares of Capital Stock shall be deemed to have notice of and consented to the provisions of this Article X.

(F)
Following the date on which AIG ceases to beneficially own twenty percent (20%) or more of the shares of then outstanding Common Stock ("Operative Date") and no officer or director of the Corporation is also an officer or director of AIG, any contract, agreement, arrangement or transaction involving a corporate opportunity not approved or allocated as provided in this Article X shall not by reason thereof be deemed void or voidable or result in any breach of any fiduciary duty or duty of loyalty or failure to act in good faith or in the best interests of the Corporation or derivation of any improper personal benefit, but shall be governed by the other provisions of this Restated Certificate of Incorporation, the bylaws of the Corporation, the DGCL and other applicable law.

(G)
Notwithstanding any other provision of this Restated Certificate of Incorporation, and in addition to any vote of the Board of Directors required by this Restated Certificate of Incorporation or the DGCL, until the occurrence of the Operative Date, the affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares of Common Stock shall be required to amend, alter, change or repeal, or to adopt any provision as part of this Restated Certificate of Incorporation inconsistent with, any provision of this Article X. Neither the amendment, alteration or repeal of this Article X nor the adoption of any provision inconsistent with this Article X shall eliminate or reduce the effect of this Article X in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article X, would accrue or arise, prior to such amendment, alteration, repeal or adoption.

ARTICLE XI.

Transactions with AIG

        In recognition and anticipation that the Corporation and AIG may enter into contracts or otherwise transact business with each other and that the Corporation may derive benefits therefrom, the provisions of this Article XI are set forth to regulate and define certain contractual relations and other business relations of the Corporation as they may involve AIG, and the powers, rights, duties and liabilities of the Corporation in connection therewith. The provisions of this Article XI are in addition to, and not in limitation of, the provisions of the DGCL and the other provisions of this Restated Certificate of Incorporation. Any contract or business relation that does not comply with the procedures set forth in this Article XI shall not by reason thereof be deemed void or voidable or result in any breach of any fiduciary duty or duty of loyalty or failure to act in good faith or in the best interests of the Corporation or derivation of any improper personal benefit, but shall be governed by the other provisions of this Restated Certificate of Incorporation, the bylaws of the Corporation, the DGCL and other applicable law.

(A)
No contract, agreement, arrangement or transaction between the Corporation and AIG shall be void or voidable solely for the reason that AIG is a party thereto, and AIG and any officers and directors acting on its behalf (i) shall have fully satisfied and fulfilled any fiduciary duties to the Corporation or its stockholders with respect thereto; (ii) shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of the entering into, performance or consummation of any such contract, agreement, arrangement or transaction; (iii) shall be deemed to have acted in good faith and in a manner such persons reasonably believed to be in and not opposed to the best interests of the Corporation; and (iv) shall be deemed not to have breached any duties of loyalty to the Corporation or its stockholders and not to have derived an improper personal benefit therefrom, if:

(1)
the material facts as to such contract, agreement, arrangement or transaction are disclosed to or are known by the Board of Directors or the committee thereof that authorizes such contract, agreement, arrangement or transaction, and the Board of Directors or such committee in good faith authorizes such contract, agreement, arrangement or transaction by the affirmative vote of a majority of the disinterested directors, even if the disinterested directors constitute less than a quorum; or

(2)
the material facts as to such contract, agreement, arrangement or transaction are disclosed to or are known by the holders of shares of Common Stock outstanding entitled to vote thereon, and such contract, agreement, arrangement or transaction is specifically approved in good faith by the affirmative vote of the holders of a majority of the votes entitled to be cast thereon, excluding from such calculation shares of the Common Stock that are beneficially owned or the voting of which is controlled by AIG.

(B)
Directors of the Corporation who are also directors or officers of AIG may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes such contract, agreement, arrangement or transaction. Shares of Capital Stock entitled to vote thereon, beneficially owned by AIG, may be counted in determining the presence of a quorum at a meeting of stockholders called to authorize such contract, agreement, arrangement or transaction.

(C)
Any person or entity purchasing or otherwise acquiring any interest in any shares of Capital Stock will be deemed to have notice of and to have consented to the provisions of this Article XI.

(D)
For purposes of this Article XI, any contract, agreement, arrangement or transaction with any Subsidiary of the Corporation, or with any officer or director thereof, shall be deemed to be a contract, agreement, arrangement or transaction with the Corporation.

(E)
Notwithstanding any other provision of this Restated Certificate of Incorporation, and in addition to any vote of the Board of Directors required by this Restated Certificate of Incorporation or the DGCL, until the occurrence of the Operative Date, the affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares of Common Stock shall be required to amend, alter, change or repeal, or to adopt any provision as part of this Restated Certificate of Incorporation inconsistent with, any provision of this Article XI. Neither the amendment, alteration or repeal of this Article XI nor the adoption of any provision inconsistent with this Article XI shall eliminate or reduce the effect of this Article XI in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article XI, would accrue or arise, prior to such amendment, alteration, repeal or adoption.

ARTICLE XII.

Amendment of Bylaws

        In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation's bylaws by the affirmative vote of at least a majority of the entire Board of Directors. The Corporation's bylaws may also be adopted, altered, amended, or repealed by the affirmative vote of the holders of at least a majority of the shares of Common Stock outstanding.

ARTICLE XIII.

Amendment of Certificate of Incorporation

        The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed in this Restated Certificate of Incorporation, the bylaws of the Corporation or the DGCL, and all rights herein conferred upon stockholders are granted subject to such reservation; provided, however, that, notwithstanding any other provision of this Restated Certificate of Incorporation (and in addition to any other vote that may be required by law), the affirmative vote of at least a majority of the entire Board of Directors and the affirmative vote of the holders of at least a majority of the shares of Common Stock outstanding shall be required to amend, alter, change or repeal, or to adopt any provision of this Restated Certificate of Incorporation; provided further, however, as provided in Article X, Section G of this Restated Certificate of Incorporation, until the occurrence of the Operative Date, the affirmative vote of the holders of at least eighty percent (80%) of the shares of Common Stock outstanding shall be required to amend, alter, change or repeal, or to adopt any provision as part of this Restated Certificate of Incorporation inconsistent with, any provision of Article X; provided further, however, as provided in Article XI, Section E of this Restated Certificate of Incorporate, until the occurrence of the Operative Date, the affirmative vote of the holders of at least eighty percent (80%) of the shares of Common Stock outstanding shall be required to amend, alter, change or repeal, or to adopt any provision as part of this Restated Certificate of Incorporation inconsistent with, any provision of Article XI.

 ARTICLE XIV.

Forum Selection

        Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation's stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL, or (d) any action asserting a claim governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in shares of Capital Stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XIV.

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        IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be executed on its behalf this         day of                        2011.

ILFC HOLDINGS, INC.
By:
Name:
Title:

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  Exhibit 3.1
[FORM OF RESTATED CERTIFICATE OF INCORPORATION OF ILFC HOLDINGS, INC.] RESTATED CERTIFICATE OF INCORPORATION OF ILFC HOLDINGS, INC.
ARTICLE I. Name
ARTICLE II. Registered Office
ARTICLE III. Purpose
ARTICLE IV. Capital Stock
ARTICLE V. Restrictions on Ownership
ARTICLE VI. Board of Directors
ARTICLE VII. Director Liability
ARTICLE VIII. Indemnification
ARTICLE IX. Stockholder Action
ARTICLE X. Corporate Opportunities.
ARTICLE XI. Transactions with AIG
ARTICLE XII. Amendment of Bylaws
ARTICLE XIII. Amendment of Certificate of Incorporation
ARTICLE XIV. Forum Selection